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                                                                    EXHIBIT 10.3
                                                                  EXECUTION COPY


                                  AGREEMENT dated as of June 6, 1996, between
                          SKC INVESTMENTS, INC. ("SKCI") and CHEMICAL BANK ("Chemical"), as Administrative Agent and Collateral Agent for the Lenders under the Credit Agreement referred to below.


         Reference is made to (i) the Credit Agreement dated as of August 1, 1994, as amended as of August 31, 1994 (the "Credit Agreement"), among Silver King Communications, Inc. ("Holdings"), SKTV, Inc., a wholly owned subsidiary of Holdings (the "Borrower"), the financial institutions party thereto (the "Lenders") and Chemical, as administrative agent and collateral agent for the Lenders, and (ii) the Second Amendment and Waiver to the Credit Agreement (the "Amendment") dated as of June 6, 1996, among Holdings, the Borrower, the Lenders and Chemical. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amendment and Credit Agreement.

         Silver King Capital Corporation, Inc., a Delaware corporation and wholly owned subsidiary of the Borrower ("SKCC"), wishes to consummate the Channel 66 Transactions, described in the Amendment, which are not currently permitted under the Credit Agreement. Section 3(a) of the Amendment, which waives certain provisions of the Credit Agreement to the extent necessary to permit Holdings, the Borrower and SKCC to engage in the Channel 66 Transactions, is specifically conditioned on, among other things, the agreement of SKCI set forth herein.

         Accordingly, SKCI agrees, for the benefit of the Lenders, from time to time under the Credit Agreement, not to sell, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber, the Channel 66 Loan or any interest therein or promissory note relating thereto, until the earlier of the repayment in full of the SKCI Loan or the termination of the Credit Agreement and the repayment in full of all the Obligations.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be




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construed in accordance with and governed by the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 SKC INVESTMENTS, INC.,

                                   by
                                           /s/ Steven H. Grant
                                        ------------------------
                                          Name:  Steven H. Grant
                                          Title: Secretary/Treasurer


                                 CHEMICAL BANK, as
                                 Administrative Agent and
                                 Collateral Agent, on behalf of
                                 the Lenders,

                                   by
                                           /s/ Judith E. Smith
                                        ---------------------------
                                          Name:  Judith E. Smith
                                          Title: Vice President